                                                                  EXHIBIT 4.1(j)




      EIGHTH AMENDMENT AND WAIVER TO AMENDED AND RESTATED CREDIT AGREEMENT

         This Eighth Amendment and Waiver to Amended and Restated Credit Agreement (the "AMENDMENT") dated as of June 30, 2000 among Atchison Casting Corporation (the "BORROWER"), the Banks, and Harris Trust and Savings Bank, as Agent;

                              W I T N E S S E T H:

         WHEREAS, the Borrower, Guarantors, Banks and Harris Trust and Savings Bank, as Agent, have heretofore executed and delivered an Amended and Restated Credit Agreement dated as of April 3, 1998 (as amended through the Seventh Amendment thereto dated as of May 1, 2000, the "CREDIT AGREEMENT"); and

         WHEREAS, the parties hereto desire to amend the Credit Agreement as provided herein;

         NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Credit Agreement shall be and hereby is amended as follows:

          1. The definition of "DOMESTIC RATE MARGIN" appearing in Section 1.3(a) of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

                  "DOMESTIC RATE MARGIN" means 1.25% per annum.

         2. Section 1.14 of the Credit Agreement is hereby amended by (a) deleting the date "JUNE 30, 2000" appearing therein and inserting in its place the date "JULY 31, 2000" and (b) deleting the last sentence thereof in its entirety and inserting in its place the following:

         From July 1, 2000 to July 31, 2000 the amount of the increase in Commitments pursuant to this Section 1.4 shall be $ 7,272,727.27. As used in this Section 1.14 "TEMPORARY COMMITMENT PERCENTAGE" for each Bank shall mean:

                  (a) from the date of increase pursuant to this Section 1.14 to June 30, 2000 the percentage set forth opposite such Bank's name below:

            Harris Trust and Savings Bank                     38.63636364%
            Commerce Bank, N.A.                               13.63636364%
            Firstar Bank Midwest                              13.63636364%
            KeyBank National Association                             0.00%
            Comerica Bank                                      9.09090909%
            Hibernia National Bank                             9.09090909%
            National Westminster Bank Plc                      9.09090909%
            Wells Fargo Bank, National                         6.81818181%
                Association
                  and (b) from July 1, 2000 to July 31, 2000 the percentage set forth opposite such Bank's name below:

            Harris Trust and Savings Bank                     53.12%
            Commerce Bank, N.A.                               18.75%
            Firstar Bank Midwest                              18.75%
            KeyBank National Association                       0.00%
            Comerica Bank                                      0.00%
            Hibernia National Bank                             0.00 %
            National Westminster Bank Plc                      0.00%
            Wells Fargo Bank, National Association             9.37%

         3. The Borrower agrees to deliver to each Bank the quarterly financial statements and related preliminary compliance certificate required to be delivered by Sections 7.6(a) and (d) for the quarter ending June 30, 2000 by no later than August 1, 2000.

         4. The Borrower has informed the Banks that for the quarter ending June 30, 2000 the Borrower is not in compliance with Sections 7.15(e), 7.15(f)(i) and 7.15(f)(ii) of the Credit Agreement. The Borrower has requested that the Banks waive compliance by the Borrower with Sections 7.15(e), 7.15(f)(i) and 7.15(f)(ii) for the period commencing June 30, 2000 through and including July 31, 2000. Accordingly, the Banks hereby waive compliance with Sections 7.15(e), 7.15(f)(i) and 7.15(f)(ii) of the Credit Agreement by the Borrower for the period commencing on June 30, 2000 through and including July 31, 2000. This waiver shall have no effect from and after August 1, 2000. Upon the expiration of this waiver the Borrower's non-compliance with Sections 7.15(e), 7.15(f)(i) and 7.15(f)(ii) for the quarter ending June 30, 2000 shall, subject to all the terms and conditions of the Credit Agreement, constitute an Event of Default under the Credit Agreement.

         5. Notwithstanding anything herein to the contrary, from and after July 1, 2000, the Borrower shall not be entitled to request and the Banks shall not be obligated to advance, any Eurocurrency Loans under the Credit Agreement. Any Eurocurrency Loans outstanding on the date hereof may, subject to the to other terms and conditions of the Credit Agreement remain outstanding as Eurocurrency Loans until the last day of their respective Interest Periods. The foregoing shall not restrict the Borrower's right to request Domestic Rate Loans in accordance with the terms and subject to the conditions contained in the Credit Agreement.

         6. The Borrower represents and warrants to each Bank and the Agent that
(a) each of the representations and warranties set forth in Section 5 of the Credit Agreement is true and correct on and as of the date of this Amendment as if made on and as of the date hereof and as if each reference therein to the Credit Agreement referred to the Credit Agreement as amended hereby; (b) after giving effect to this Amendment, no Default and no Event of Default has occurred and is continuing; and (c) without limiting the effect of the foregoing, the Borrower's execution, delivery and performance of this Amendment have been duly authorized, and this Amendment has been executed and delivered by duly authorized officers of the Borrower and Guarantors.

         7. The Borrower shall within 60 days of July 31, 2000, provide prior, perfected and enforceable liens in all right, title and interest of the Borrower and of each Subsidiary in all (i) real property of every kind and description whether now owned or hereafter acquired and located in North America (excluding any real estate located in Atchison, Kansas or St. Joseph, Missouri and commonly known as the Atchison Foundry and St. Joseph Machine Shop), (ii) cash and cash equivalents, accounts, chattel paper, general intangibles, instruments, investments property, documents, inventory, equipment and real property of every kind and description whether now owned or hereafter acquired by the Borrower or any Subsidiary and located in the United Kingdom, and (iii) all proceeds of the foregoing (collectively, the "COLLATERAL"). The liens on the Collateral shall be granted to the Agent for the ratable account of the Banks and shall be valid and perfected first liens subject to such exceptions as the Required Banks may agree. The Borrower covenants and agrees that it shall and shall cause each Subsidiary to execute such documents and instruments as the Agent or the Required Banks shall from time to time request and do such acts and things as the Agent or the Required Banks may reasonably request in order to provide for or protect or perfect the lien of the Agent on the Collateral as required herein. In addition, the Borrower covenants and agrees that it shall and shall cause each Subsidiary to, at the expense of the Borrower, deliver all such surveys, environmental reports, title insurance policies and other documents as the Agent may request.

         8. This Amendment shall become effective upon (i) execution by the Borrower, each Bank that has a Temporary Commitment Percentage, and the Agent and (ii) execution by the Guarantors of the consent attached hereto.

         If this Amendment becomes effective, the changes in the Domestic Rate Margin shall take effect with respect to any Loans outstanding on July 1, 2000 and on each day thereafter, but any payment of interest or fees due on or after July 1, 2000 with respect to Loans outstanding prior thereto shall be computed on the basis of the Domestic Rate Margin in effect prior to such effectiveness.

         This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each of which when so executed shall be an original but all of which shall constitute one and the same instrument. Except as specifically amended and modified hereby, all of the terms and conditions of the Credit Agreement and the other Credit Documents shall remain unchanged and in full force and effect. All references to the Credit Agreement in any document shall be deemed to be references to the Credit Agreement as amended hereby. All capitalized terms used herein without definition shall have the same meaning herein as they have in the Credit Agreement. This Amendment shall be construed and governed by and in accordance with the internal laws of the State of Illinois.

         Dated as of the date first above written.


                                 ATCHISON CASTING CORPORATION


                                 By: /s/ Kevin T. McDermed
                                    --------------------------------------
                                 Title: V.P. & Treasurer
                                       -----------------------------------


                                 HARRIS TRUST AND SAVINGS BANK, in its
                                 individual capacity as a Bank and as Agent


                                 By: /s/ Len E. Meyer
                                    --------------------------------------
                                 Title: Vice President
                                       -----------------------------------


                                 COMMERCE BANK, N.A.


                                 By: /s/ Denis R. Block
                                    --------------------------------------
                                 Title: Senior Vice President
                                       -----------------------------------


                                 FIRSTAR BANK MIDWEST (f/k/a Mercantile Bank)


                                 By: /s/ Barry P. Sullivan
                                    --------------------------------------
                                 Title: Vice President
                                       -----------------------------------


                                 KEY BANK NATIONAL ASSOCIATION


                                 By:
                                    --------------------------------------
                                 Title:
                                       -----------------------------------

                                 COMERICA BANK

                                 By: /s/ Jeffrey E. Peck
                                    --------------------------------------
                                 Title: Vice President
                                       -----------------------------------


                                 HIBERNIA NATIONAL BANK


                                 By: /s/ Angela Bentley
                                    --------------------------------------
                                 Title: Portfolio Manager
                                       -----------------------------------


                                 NATIONAL WESTMINSTER BANK PLC

                                 Nassau Branch


                                 By: /s/ Philip Mills
                                    --------------------------------------
                                 Title: Senior Relationship Manager
                                       -----------------------------------

                                 New York Branch


                                 By: /s/ Philip Mills
                                    --------------------------------------
                                 Title: Senior Relationship Manager
                                       -----------------------------------


                                 WELLS FARGO BANK, NATIONAL ASSOCIATION
                                  (successor by Bank Minnesota,
                                   merger to Norwest N.A.)


                                 By: /s/ R. Duncan Sinclair
                                    --------------------------------------
                                 Title: Vice President
                                       -----------------------------------